Exhibit 3.1

Business Number E44920962024 - 7 Filed in the Office of Secretary of State State Of Nevada Filing Number 20255175405 Filed On 9/15/2025 3:17:00 PM Number of Pages 4

Profit Corporation: Certificate of Amendment ‹PURSUANT TO NRS 78 380 & 78 385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer's Statement ‹PURSUAN T TO NRS 80.030) Date: Time: (must not be later than 90 days after the certificate is filed) 4. Effective Date and Time: (Optional) Changes to takes the following effect: The entity name has been amended. The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added. Articles have been added. Articles have been deleted. Other. The articles have been amended as follows: (provide article numbers, if available) „ (attach additional page(s) if necessary) S 5. Information Being Changed: (Domestic corporations only) - —— - Chief Executive Officer 6. Signature: (Required) Signature of Officer or Authorized Signer Title Signature of Officer or Authorized Signer Title *If any proposed amendment a‘ou!d alter or change any preference or any relative or other riaht given to any class or series of outstanding shares, then the amendment must be apprcved by the »’ote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected b \ • the amendment regardless to limitations or restrictions on the voting power thereof. Please include any required or optional information in space below: (attach additional page(s) if necessary) Please see attached. Docusign Envelope ID: OF 77 DA1B - B5E3 - 42F8 - AAJA - 54E222ECDrBB FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov This form must be accompanied by appropriate fees. Page 2 of 2 Revised: 9/1/2023

Docusign Envelope ID: 01 - 77UA1 B - B5E3 - 42F8 - AA3A - 54E22ZECDFBB CERTIFICATE OF AMEN D MENT TO ARTICLES OF INCORPORATION OF PMGC HOLDINGS INC. PMGC holdings Inc., a corporation organized and existing under and by virtuc of the Nevada Revised Statutes, does hereby certi fy: FIRST : That the Board of‘ Directors of PMGC Holdings Inc . duly adopted resolutions setting forth a proposed amendment of the Articles ot Incorporation of said corporation (the “Artic les of Incorporation”), declaring said amcndincnts to be advisable and in the best interests of the Corporation and its shareholders . Shareholders of the Company owning a majority of the voting power of the issued and outstanding shares of voting capital stock approved the proposed aiiiendinent . The resolution setting forth the proposed amendiiient is as follows : “RESOLVED, that Artic lc IV, Section 1 of the Articles of Incorporation of the Corporation be amended and restated in its cntircty as follows : Section 1 . Number of Authorized Shares . The total number of shares of stock which thc Corporation shall have the authority to issue shal 1 be two billion fi . ve hundred million ( 2 , 500 , 000 , 000 ) shares . The Corporation shall be aut 1 ‘iorized to issue two classes of shares of stock, designatcd as “Common Stock” and “Preferred Stock . ” The Corporation shall be authorized to issue two billion ( 2 , 000 , 000 , 000 ) shares of Common Stock, each share to have a par value of $ 0 . 0001 per share, and five hundred million ( 500 , 000 , 000 ) shares of’ Preferred Stock, each share to have a par value of 50 . 0001 pcr share . SECOND. That said amendment was duly adopted in accordance with Section 78.207 of the Nevada Revised Statutcs.

Oocusign Envelope ID: OF 77 UA1 B - B5E3 - 42F8 - AA3A - 54E222EGDFBB IN WITNESS WHEREOF, said corporation has caused this certificate to be signed on September 15, 2025. Signed by: Name: Graydon e'ns er Title: Chief Executive Officer and Chief Financial Officer